Exhibit 4(d)

Schedule A

BlackRock LifePath® Dynamic Retirement Fund

BlackRock LifePath® Dynamic 2025 Fund

BlackRock LifePath® Dynamic 2030 Fund

BlackRock LifePath® Dynamic 2035 Fund

BlackRock LifePath® Dynamic 2040 Fund

BlackRock LifePath® Dynamic 2045 Fund

BlackRock LifePath® Dynamic 2050 Fund

BlackRock LifePath® Dynamic 2055 Fund

BlackRock LifePath® Dynamic 2060 Fund

BlackRock LifePath® Dynamic 2065 Fund

BlackRock LifePath® Dynamic 2070 Fund

Amended: September 18, 2024

Agreed to and accepted as of September ___, 2024.

BLACKROCK FUND ADVISORS

By:
Name:
Title:

BLACKROCK INTERNATIONAL LIMITED

By:
Name:
Title:

BLACKROCK INTERNATIONAL LIMITED

By:
Name:
Title:

Schedule A-1

BLACKROCK FUNDS III, on behalf of itself and on behalf of its series listed above

By:
Name:
Title:

Schedule A-2